EXHIBIT 99.1

PRESS RELEASE                          Source: Steel Partners Holdings L.P.

Steel Partners Holdings L.P. Reports First Quarter 2015 Financial Results

NEW YORK, May 11, 2015 -- Steel Partners Holdings L.P. (NYSE: SPLP) (“SPLP” or the “Company”), a global diversified holding company, today announced operating results for the first quarter ended March 31, 2015. They are summarized in the following paragraph. For a full discussion of the operating results, please read the Company's Form 10-Q, which can be found at www.steelpartners.com.

SPLP reported revenues of $214.6 million for the quarter, as compared to $187.9 million for the same period of 2014. Income before taxes and equity method investments was $17.3 million in the first quarter of 2015, as compared to $7.5 million in the same period of 2014. Net income attributable to the Company's common unitholders for the first quarter of 2015 was $78.4 million, or $2.80 per diluted common unit, as compared to a net loss of $12.7 million, or $0.41 per diluted common unit, for the same period in 2014.

Financial Summary ($000s)

	Three Months Ended March 31,
	2015	2014
Revenues	$214,581	$187,857
Costs and Expenses	197,315	180,340
Income before taxes and equity method investments	17,266	7,517
Income tax provision	7,920	1,168
Income (Loss) of associated companies, net of taxes	4,649	(18,258)
Income (Loss) from other investments - related party	399	(2)
Income (Loss) from investments held at fair value	4,413	(2,446)
Net income (loss) from continuing operations	18,807	(14,357)
Income from discontinued operations	86,971	2,811
Net income (loss)	105,778	(11,546)
Income attributable to noncontrolling interests	(27,347)	(1,160)
Net income (loss) attributable to common unit holders	$78,431	$(12,706)

Net income (loss) per common unit - basic	$2.84	$(0.41)
Net income (loss) per common unit - diluted	$2.80	$(0.41)

Segment Results ($000s)

	Three Months Ended March 31,
	2015	2014
Revenue:
Diversified industrial	$137,982	$135,487
Energy	38,885	45,159
Financial services	12,176	6,966
Corporate	25,538	245
Total	$214,581	$187,857
Income (loss) from continuing operations before income taxes:
Diversified industrial	$9,569	$4,774
Energy	(7,092)	3,393
Financial services	7,344	4,078
Corporate	16,906	(25,434)
Income (Loss) from continuing operations before income taxes	26,727	(13,189)
Income tax provision	7,920	1,168
Net income (loss) from continuing operations	$18,807	$(14,357)
Income (Loss) from equity method investments:
Diversified industrial	$5,500	$690
Energy	(2,110)	(1,433)
Corporate	1,658	(17,517)
Total	$5,048	$(18,260)

About Steel Partners Holdings L.P.
Steel Partners Holdings L.P. is a global diversified holding company that engages in multiple businesses through consolidated subsidiaries, associated companies and other interests.  It owns and operates businesses and has significant interests in leading companies in various industries, including diversified industrial products, energy, defense, supply chain management and logistics, banking and youth sports.
Forward-Looking Statements
This press release may contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect SPLP's current expectations and projections about its future results, performance, prospects and opportunities. Forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties and other factors that could cause its actual results, performance, prospects or opportunities in 2014 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These factors include, without limitation, SPLP's subsidiaries need for additional financing and the terms and conditions of any financing that is consummated, their customers' acceptance of its new and existing products, the risk that the Company and its subsidiaries will not be able to compete successfully, and the possible volatility of the Company's unit price and the potential fluctuation in its operating results. Although SPLP believes that the expectations reflected in its forward-looking statements are reasonable and achievable, any such statements involve significant risks and uncertainties and no assurance can be given that the actual results will be consistent with the forward-looking statements. Investors should read carefully the factors described in the “Risk Factors” section of the Company's filings with the SEC, including the Company's Form 10-K for the year ended December 31, 2014 for information regarding risk factors that could affect the Company's results. Except as otherwise required by federal securities laws, SPLP undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.
Investor contact: Steel Partners Holdings GP Inc.
James F. McCabe, Jr., Chief Financial Officer
212-520-2300
jmccabe@steelpartners.com